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Exhibit 99.1

[AES IRONWOOD LETTERHEAD]

July 26, 2002

The Bank of New York
101 Barclay Street
New York, NY 10286
Attn:  Ms. Mary Lewicki
Fax:    212-815-5915

        Reference is made to the Trust Indenture, dated as of June 1, 1999, among AES Ironwood, L.L.C. (the "Company") and The Bank of New York, as successor in interest to IBJ Whitehall Bank and Trust Company, as trustee (the "Trustee") and The Bank of New York, as successor in interest to IBJ Whitehall Bank and Trust Company, as Depositary Bank (the "Indenture"), and the Collateral Agency and Intercreditor Agreement, dated as of June 1, 1999, among the Company, the Trustee, the Depositary Bank, The Bank of New York, as successor in interest to IBJ Whitehall Bank & Trust Company, as Collateral Agent, and Dresdner Bank AG, New York Branch, as DSR LOC Provider and CP LOC Provider (the "Collateral Agency Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture.

        Pursuant to Section 6.3(d) of the Indenture, the Company hereby provides notice of the following:

        On or about July 24, 2002, the credit rating of the PPA Guarantor was lowered to below Investment Grade by each of Moody's and S&P. As contemplated by the Indenture and the Power Purchase Agreement, the Company has requested in writing that it be provided with replacement security acceptable to the Company in accordance with the terms of the Power Purchase Agreement. A copy of this letter is attached to this Notice as Attachment 1.

AES IRONWOOD, L.L.C.
BY:	/S/ PETE NORGEOT
	Name:	Pete Norgeot
	Title:	President
cc:	Dresdner Bank AG, New York Branch, as DSR LOC Provider and CP LOC Provider Standard & Poor's Ratings Group Moody' Investors Service, Inc. Stone & Webster, as Independent Engineer

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  Exhibit 99.1